As filed with the Securities and Exchange Commission on March 30, 2001


                                                       Registration No. 33-77954



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                                  CRAMER, INC.
             (Exact name of registrant as specified in its charter)


                     KANSAS                                     48-0638707
         (State or other jurisdiction of                     (I.R.S. Employer
         incorporation or organization)                     Identification No.)


                                625 ADAMS STREET
                            KANSAS CITY, KANSAS 66105
   (Address, including zip code, of registrant's principal executive offices)


                  CRAMER, INC. 1989 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)


                                   GREG COWARD
                             CHIEF EXECUTIVE OFFICER
                                  CRAMER, INC.
                                625 ADAMS STREET
                            KANSAS CITY, KANSAS 66105
                     (Name and address of agent for service)


                                 (913) 621-6700
          (Telephone number, including area code, of agent for service)

                      DEREGISTRATION OF UNSOLD COMMON STOCK

     The Registration Statement on Form S-8 (Registration No. 33-77954) (the "Registration Statement") to which this Post-Effective Amendment No. 1 relates, registered shares of common stock, no par value, of Cramer, Inc. (the "Company") issuable under the Company's 1989 Incentive Stock Option Plan (the "Plan"). The Plan has expired pursuant to its terms. Accordingly, the Company will no longer issue options to acquire common stock under the Plan, and no further shares of common stock will be issued pursuant to the Registration Statement.

     In accordance with the Company's undertaking in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the shares of common stock which remain unsold at termination of the offering, the Company removes from registration all shares of the Company's common stock registered but unsold under the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Kansas, on March 30, 2001.

                                         CRAMER, INC.


                                         By /s/ Greg Coward
                                            ------------------------------------
                                            Greg Coward, Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

March 30, 2001                      /s/ Greg Coward
                                   ---------------------------------------------
                                   Greg Coward, Chief Executive Officer
                                   (Principal Executive Officer)

March 30, 2001                      /s/ James R. Zicarelli
                                   ---------------------------------------------
                                   James R. Zicarelli
                                   Director

March 30, 2001                      /s/ David E. Crandall
                                   ---------------------------------------------
                                   David E. Crandall
                                   Director

March 30, 2001                      /s/ Greg Coward
                                   ---------------------------------------------
                                   Greg Coward, Interim Chief Financial Officer
                                   (Principal Financial and Accounting Officer)